UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: June 29, 2017

Exact Name of Registrant	Commission	I.R.S. Employer
as Specified in Its Charter	File Number	Identification No.
Hawaiian Electric Industries, Inc.	1-8503	99-0208097
Hawaiian Electric Company, Inc.	1-4955	99-0040500
State of Hawaii
(State or other jurisdiction of incorporation)
 1001 Bishop Street, Suite 2900, Honolulu, Hawaii  96813 - Hawaiian Electric Industries, Inc. (HEI)
900 Richards Street, Honolulu, Hawaii  96813 - Hawaiian Electric Company, Inc. (Hawaiian Electric)
(Address of principal executive offices and zip code)
 Registrant’s telephone number, including area code:
 (808) 543-5662 - HEI
(808) 543-7771 - Hawaiian Electric
 None
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule12b-2 of the Securities Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company

Hawaiian Electric Industries, Inc. [ ]	Hawaiian Electric Company, Inc. [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Hawaiian Electric Industries, Inc. [ ]	Hawaiian Electric Company, Inc. [ ]

Item 1.01 Entry into a Material Definitive Agreement.
On June 30, 2017, HEI and Hawaiian Electric each entered into an amended and restated revolving unsecured credit agreement (the HEI Facility and Hawaiian Electric Facility, respectively, and together, the Facilities), which amend and restate the original credit agreements dated as of May 7, 2010, as amended on December 5, 2011, and amended and restated on April 2, 2014 (the original facilities). The Facilities were jointly syndicated with the lending group reduced from nine to eight banks (removal of two banks and addition of a new bank). JPMorgan Chase Bank, N.A. and Wells Fargo Securities, LLC acted as Joint Lead Arrangers and Joint Book Runners on the transactions, with JPMorgan Chase Bank, N.A. as Administrative Agent.
The $150 million HEI Facility extended the term of the facility to June 30, 2022.
The $200 million Hawaiian Electric Facility has an initial term that expires on June 29, 2018, but its term will extend to June 30, 2022, if, and when approved by the Public Utilities Commission of the State of Hawaii (PUC) during the initial term.
Under the Facilities, draws would generally bear interest, based on each company’s respective current long-term credit ratings, at the “Adjusted LIBO Rate,” as defined in the agreement, plus 137.5 basis points and annual fees on undrawn commitments, excluding swingline borrowings, of 20 basis points. The Facilities contain provisions for pricing adjustments in the event of a long-term ratings change based on the respective Facilities’ ratings-based pricing grid, which includes the ratings by Fitch Ratings, Inc., Moody’s Investors Service, Inc. and S&P Global Ratings. Certain modifications were made to incorporate some updated terms and conditions customary for facilities of this type. The Facilities do not contain clauses that would affect access to the facilities by reason of a ratings downgrade, nor do they have broad “material adverse change” clauses, but they continue to contain customary conditions that must be met in order to draw on them, including compliance with covenants.
The Facilities may be drawn on to meet each company’s respective working capital needs and general corporate purposes, but has primarily been used to support each company’s respective short-term commercial paper program. As of March 31, 2017, HEI had $0.8 million and Hawaiian Electric had $1.5 million of commercial paper outstanding. There are currently no outstanding draws under the Facilities, nor any outstanding letters of credit under the letter-of-credit sub-facilities.
This description of the Facilities does not purport to be a complete description of the amended and restated credit agreements. Copies of the full agreements will be filed as exhibits to HEI’s and Hawaiian Electric’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2017. See HEI Exhibit 10.1 and Hawaiian Electric Exhibit 10.2 to HEI’s and Hawaiian Electric’s Current Report on Form 8-K dated April 2, 2014 for the previous Amended and Restated Credit Agreements.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Syndicated Credit Facilities. The disclosure under Item 1.01 above is incorporated herein by reference.
Special Purpose Revenue Bond Refinancings. In November 2016, Hawaiian Electric, Hawaii Electric Light Company, Inc. (Hawaii Electric Light) and Maui Electric Company, Limited (Maui Electric) (collectively referred to as the Utilities) filed an application with the PUC to refinance three series of outstanding bonds with unsecured obligations bearing taxable interest and/or refunding special purpose revenue bonds (SPRBs) in the principal amounts of up to $252 million for Hawaiian Electric, up to $88 million for Hawaii Electric Light and up to $75 million for Maui Electric prior to December 31, 2020. On

April 28, 2017, the PUC granted the approvals necessary to permit the Utilities to issue unsecured obligations bearing taxable interest and/or participate with the Department of Budget and Finance of the State of Hawaii (Department) in one or more issuances and sales of new refunding SPRBs. The approval was limited to 2017, and an expedited approval procedure will apply for refinancings during January 2018 through December 2020.
On June 29, 2017, the Department issued, at par, Refunding Series 2017A SPRBs in the aggregate principal amount of $125 million with a maturity of May 1, 2026 and a fixed coupon interest rate of 3.10% and loaned the proceeds to Hawaiian Electric ($62 million), Hawaii Electric Light ($8 million) and Maui Electric ($55 million). Proceeds from the sale will be applied, together with other funds provided by the Utilities, to redeem at par on July 20, 2017, the $125 million of Refunding Series 2007B SPRBs (which has an original maturity of May 1, 2026).
Also on June 29, 2017, the Department issued, at par, Refunding Series 2017B SPRBs in the aggregate principal amount of $140 million with a maturity of March 1, 2037 and a fixed coupon interest rate of 4.00% and loaned the proceeds to Hawaiian Electric ($100 million), Hawaii Electric Light ($20 million) and Maui Electric ($20 million). Proceeds from the sale will be applied, together with other funds provided by the Utilities, to redeem at par on July 20, 2017, the $140 million of Refunding Series 2007A SPRBs (which has an original maturity of March 1, 2037).
HEI and Hawaiian Electric intend to continue to use HEI’s website, www.hei.com, as a means of disclosing additional information. Such disclosures will be included on HEI’s website in the Investor Relations section. Accordingly, investors should routinely monitor such portions of HEI’s website, in addition to following HEI’s, Hawaiian Electric’s and American Savings Bank, F.S.B.’s (ASB’s) press releases, HEI’s and Hawaiian Electric’s SEC filings and HEI’s public conference calls and webcasts. The information on HEI’s website is not incorporated by reference in this document or in HEI’s and Hawaiian Electric’s SEC filings unless, and except to the extent, specifically incorporated by reference. Investors may also wish to refer to the PUC website at dms.puc.hawaii.gov/dms in order to review documents filed with and issued by the PUC. No information on the PUC website is incorporated by reference in this document or in HEI’s and Hawaiian Electric’s other SEC filings.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized. The signature of the undersigned companies shall be deemed to relate only to matters having reference to such companies and any subsidiaries thereof.

HAWAIIAN ELECTRIC INDUSTRIES, INC.	HAWAIIAN ELECTRIC COMPANY, INC.
(Registrant)	(Registrant)
/s/ Gregory C. Hazelton	/s/ Tayne S. Y. Sekimura
Gregory C. Hazelton	Tayne S. Y. Sekimura
Executive Vice President and	Senior Vice President and
Chief Financial Officer	Chief Financial Officer

Date: July 3, 2017	Date: July 3, 2017

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